EXHIBIT  16.2


                      (Turner, Stone & Company Letterhead)


December  8,  2000

Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

RE:     Centre  Capital  Corporation
        Commission  File  Number  25845

Gentlemen:

We agree with the statements made by the above Registrant with respect to Turner, Stone & Company in Item 4 of its Current Report on Form 8-K dated December 4, 2000.



/S/  Turner,  Stone  &  Company,  L.L.P.

Turner,  Stone  &  Company,  L.L.P.
Certified  Public  Accountants


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